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                                                                      EXHIBIT 23

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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Stockholders
First Brands Corporation:

We consent to incorporation by reference in the Registration Statements (Nos. 33-35770 and 33-56992) on Form S-8 of First Brands Corporation of our reports dated August 9, 1994, (except as such reports relate to Note 19 to the consolidated financial statements which is as of August 26, 1994), relating to the consolidated balance sheets of First Brands Corporation and subsidiaries as of June 30, 1994 and 1993, and the related consolidated statements of income, stockholders' equity and cash flows and related schedules for each of the years in the three year period ended June 30, 1994, which reports appear in the June 30, 1994 annual report on Form 10-K of First Brands Corporation. Our reports refer to the Company's change in its method for accounting for postretirement benefits other than pensions.

                                          KPMG PEAT MARWICK LLP

New York, New York
September 12, 1994

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